As filed with the Securities and Exchange Commission on August 10, 2018.

Registration No. ___-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIFFUSION PHARMACEUTICALS INC.

(Exact name of Registrant as specified in its charter)

Delaware	1317 Carlton Avenue, Suite 200 Charlottesville, VA 22902 (434) 220-0718	30-0645032
(State of Incorporation)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)
DIFFUSION PHARMACEUTICALS INC. 2015 EQUITY INCENTIVE PLAN, AS AMENDED (Full Title of the Plan)

David G. Kalergis Chief Executive Officer 1317 Carlton Avenue, Suite 200 (434) 220-0718 (Name, address including zip code, and telephone number, including area code, of agent for service)

With a Copy to: David S. Rosenthal, Esq. Dechert LLP Three Bryant Park New York, New York 10036 (212) 698-3500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, par value $0.001 per share(2)	555,709	$1.00	$555,709.00	(4)	$69.18
Common Stock, par value $0.001 per share(3)	25,076	$0.34	$8,525.84	(5)	$1.07
Total	580,785		$564,234.84		$70.25

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Diffusion Pharamaceuticals, Inc. (the “Registrant”)’s common stock which become issuable under the Registrant’s 2015 Equity Incentive Plan, as amended (the ”Plan”), pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Represents shares of the Registrant’s common stock not previously registered and subject to awards outstanding under the Plan.

(3)	Represents shares of the Registrant’s common stock not previously registered and available for issuance under the Plan.

(4)

The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price have been calculated solely for purposes of determining the registration fee for this offering under Rule 457(h) of the Securities Act and based on the weighted average exercise price of the awards outstanding under the Plan.

(5)

The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price have been calculated solely for purposes of determining the registration fee for this offering under Rule 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per share of common stock of the Registrant on August 6, 2018, as reported by the NASDAQ Capital Market.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Commission to register 580,785 additional shares of Common Stock under the Plan, all of which are related to an automatic increase in the number of shares reserved for issuance under the Plan on January 1, 2018 pursuant to the provisions thereof. This Registration Statement hereby incorporates by reference the contents of the Registrant's registration statements on Form S-8 filed with the Commission on each of August 14, 2015 (Registration No. 333-206408) and May 17, 2017 (Registration No. 333-218060) (collectively, the “Previous Registration Statements”). The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s registration statements on Form S-8 filed with the Commission on each of the Previous Registration Statements.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Commission and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.  The documents containing the information specified in Part I of Form S-8 will be sent or given to directors, officers, employees and consultants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is registering additional securities under the Plan covered hereby for which the Previous Registration Statements are currently effective.  This registration statement is filed solely to register an additional 580,785 additional shares of Common Stock for issuance under the Plan. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Previous Registration Statements, including periodic reports that the Company filed with the Commission pursuant to the Exchange Act.

Item 8.	Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlottesville, Commonwealth of Virginia, on this 10th day of August, 2018.

DIFFUSION PHARMACEUTICALS INC.

By:	/s/ David G. Kalergis
David G. Kalergis Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David G. Kalergis, Chief Executive Officer and Chairman of Diffusion Pharmaceuticals Inc. and Ben L. Shealy, Senior Vice President – Finance, Treasurer and Secretary of Diffusion Pharmaceuticals Inc., or either of them, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David G. Kalergis	Chief Executive Officer and Chairman (Principal Executive Office)	August 10, 2018
David G. Kalergis

/s/ Ben L. Shealy	Senior Vice President – Finance, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	August 10, 2018
Ben L. Shealy

/s/ Isaac Blech	Vice Chairman, Board of Directors	August 10, 2018
Isaac Blech

/s/ John L. Gainer	Director	August 10, 2018
John L. Gainer, Ph.d.

/s/ Robert Adams	Director	August 10, 2018
Robert Adams

/s/ Mark T. Giles	Director	August 10, 2018
Mark T. Giles

/s/ Alan Levin	Director	August 10, 2018
Alan Levin

/s/ Robert R. Ruffolo	Director	August 10, 2018
Robert R. Ruffolo

EXHIBIT INDEX

Exhibit Number	Description

4.1

Certificate of Incorporation of Diffusion Pharmaceuticals Inc., as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-37942), filed March 31, 2017).

4.2

Bylaws of Diffusion Pharmaceuticals Inc., as amended (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-24477), filed March 25, 2016).

4.3	Diffusion Pharmaceuticals Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-24477) as filed on June 18, 2015).

4.4

Amendment No. 1 to Diffusion Pharmaceuticals Inc. 2015 Equity Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement (File No. 001-24477) on Schedule 14A filed on June 10, 2016).

4.5

Form of 2015 Incentive Stock Option Agreement under the Diffusion Pharmaceuticals Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-37942), filed March 31, 2017).

4.6

Form of 2015 Non-Statutory Stock Option Agreement under the Diffusion Pharmaceuticals Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-37942), filed March 31, 2017).

4.7	Form of Diffusion Pharmaceuticals Inc. Stock Option Award Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-37942), filed March 31, 2017).

5.1	Opinion of Dechert LLP (counsel to the Registrant) as to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Dechert LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included in the signature page to this Registration Statement).